                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): March 28, 2003




                                INTERVOICE, INC.
             (Exact name of registrant as specified in its charter)




              Texas                   000-13616          75-1927578
    (State or other jurisdiction     (Commission       (IRS Employer
        of incorporation)            File Number)    Identification No.)



                            17811 Waterview Parkway
                              Dallas, Texas 75252
         (Address, including zip code, of principal executive offices)

       Registrant's telephone number, including area code: (972) 454-8000

                                 Not applicable

         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

    On March 28, 2003, Intervoice, Inc. announced that it and Telemac Corporation had modified and extended their license and managed services agreement to better support their mutual customers and that the two companies had resolved all disputes between the companies that were the subject of a previously announced arbitration proceeding. Intervoice further announced in a second press release the extension of its existing contract with O2 to provide prepaid mobile phone services utilizing Telemac Prepaid Technology for O2's UK customers. The foregoing is qualified by reference to the Press Releases which are filed as exhibits to this Report and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

        Not applicable.

        (b)     PRO FORMA FINANCIAL INFORMATION.

        Not applicable.

        (c)     EXHIBITS.

        99.1 Press Release dated March 28, 2003, announcing the modification and extension of a license and managed services agreement between Intervoice and Telemac Corporation and the resolution of all disputes between the companies that were the subject of a previously announced arbitration proceeding.

        99.2 Press Release dated March 28, 2003, announcing the extension of Intervoice's existing contract with O2 to provide prepaid mobile phone services utilizing Telemac Prepaid Technology for O2's UK customers.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INTERVOICE, INC.


                                        By: /s/ Rob-Roy J. Graham
                                            --------------------------
                                            Rob-Roy J. Graham
                                            Executive Vice President,
                                            Chief Financial Officer
                                            and Secretary


Date:   March 31, 2003
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                               INDEX TO EXHIBITS

Item
Number             Exhibit
------             ---------
99.1               Press Release dated March 28, 2003, announcing the
                   modification and extension of a license and managed services agreement between Intervoice and Telemac Corporation and the resolution of all disputes between the companies that were the subject of a previously announced arbitration proceeding.

99.2 Press Release, dated March 28, 2003, announcing the extension of Intervoice's existing contract with O2 to provide prepaid mobile phone services utilizing Telemac
                   Prepaid Technology for O2's UK customers.
